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                                                                Exhibit 4.1(c)

                                PLEDGE AGREEMENT


            PLEDGE AGREEMENT, dated as of February 18, 1998, made by each pledgor listed on the signature pages hereto (each individually a "Pledgor" and collectively the "Pledgors"), in favor of United States Trust Company of New York, as trustee (in such capacity, the "Trustee") under the Indenture referred to below, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the registered holders (the "Noteholders") of the 12% Senior Secured PIK Notes due 2003 (the "Notes") issued by Mentus Media Corp., a Delaware corporation (the "Company"), under the Indenture dated as of February 1, 1998 (the "Indenture") between the Company and the Trustee. Unless otherwise defined herein, terms which are defined in the Indenture and used herein are so used as so defined, and the meanings assigned to terms defined herein or in the Indenture shall be equally applicable to both the singular and plural forms of such terms.

                              W I T N E S S E T H :

            WHEREAS, NatWest Capital Markets Limited (the "Initial Purchaser") and the Company have entered into a Purchase Agreement dated February 12, 1998 (the "Purchase Agreement"), pursuant to which, among other things, the Initial Purchaser has agreed to purchase the Notes from the Company; and

            WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) listed on Annex A hereto; and

            WHEREAS, the Pledgors are the obligees of the Pledged Notes (as hereinafter defined) listed on Annex B hereto;

            WHEREAS, it is a condition precedent to the obligations of the Initial Purchasers to purchase the Notes under the Purchase Agreement, that the Pledgors shall have executed and delivered to the Collateral Agent this Agreement;

            NOW, THEREFORE, in consideration of the premises and to induce the Initial Purchaser to enter into the Purchase Agreement and to purchase the Notes, the Pledgors hereby agree with the Collateral Agent, as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Noteholders and the Trustee to secure the unpaid principal of, any premium applicable to, and interest on the Notes (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of each Pledgor to the Noteholders or the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture or this Pledge Agreement (in each such case as the same may be amended, supplemented or modified from time to time) and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel) or otherwise (collectively, the "Obligations").

            2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock of any corporation at any time owned by each Pledgor, (ii) the term "Promissory Notes" shall mean all promissory notes from time to time issued to, or held by, each Pledgor; and (iii) the term "Securities" shall mean all of the Stock and Promissory Notes. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto; (ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iv) the Promissory Notes held by such Pledgor consist of the promissory notes described in Annex B hereto where such Pledgor is listed as the obligee; (v) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Promissory Notes held by such Pledgor and there exist no options or preemption rights in respect of any of such Stock; and (vi) on the date hereof, such Pledgor owns no other Securities.

            3. PLEDGE OF SECURITIES, ETC.

            3.1. Pledge. To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Collateral Agent a security interest in all of the Collateral (as defined herein) owned by such Pledgor, (ii) pledges and deposits as security with the Collateral Agent the Securities owned by such Pledgor on the date hereof, and delivers to the Collateral Agent certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Promissory Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent and (iii) hypothecates, mortgages, charges and sets over to the Collateral Agent all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Collateral Agent upon the terms and conditions set forth in this Agreement.

            3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such


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

Securities (or certificates or instruments representing such Securities) as security with the Collateral Agent and deliver to the Collateral Agent certificates or instruments therefor, duly endorsed in blank in the case of such Promissory Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter deliver to the Collateral Agent a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Collateral Agent hereunder.

            3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Collateral Agent thereof, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Collateral Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder.

            3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Promissory Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Collateral Agent hereunder, are hereinafter called the "Collateral."

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Indenture, or the Notes. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

            (ii) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Collateral Agent shall be entitled to (i) exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Indenture or by law) for the protection and enforcement of its rights in respect of the Collateral, (ii) exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "Uniform Commercial Code") and (iii) without limitation, exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

            (b) to transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

            (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);


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

            (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

            (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine, provided that at least 10 days' prior notice of the time and place of any such sale shall be given to such Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Noteholders may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any other Noteholder shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

            8. NO WAIVER; CUMULATIVE REMEDIES. The Collateral Agent shall not by any act (except by a written instrument pursuant to paragraph 19 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other


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moneys received by the Collateral Agent hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 9 of the Security Agreement dated as of February 18, 1998 between the Collateral Agent and the Company (the "Security Agreement").

            (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Collateral Agent in such capacity and each Noteholder and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the Indenture (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Collateral Agent in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Collateral Agent may deem necessary and wherever required by law in order to perfect and preserve the Collateral Agent's security interest in the Collateral and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral

Agent may reasonably require or deem necessary or as may be required by law to carry into effect the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

            (b) Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE COLLATERAL AGENT AS AGENT. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The Collateral Agent's sole duty with respect to the custody, safe- keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

            14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Indenture).

            15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and other Permitted Liens); (ii) it has full corporate power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with (except as have been obtained or made), any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Collateral Agent's security interest in the Collateral or except for compliance with or as may be required by applicable securities laws, the exercise by the Collateral Agent of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material agreement, contract, or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any Lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge, assignment and delivery to the Collateral Agent of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Collateral Agent's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all Persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent.

            16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from this Agreement, the Security Agreement or the Indenture or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Collateral Agent of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Collateral Agent shall furnish to such Pledgor such information regarding the Collateral Agent as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may reasonably request, and will indemnify the Collateral Agent, each Noteholder and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Collateral Agent or such Noteholder expressly for use therein.

            (b) If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Collateral Agent may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Collateral Agent, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

            18. TERMINATION; RELEASE. After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Collateral Agent, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which all Obligations then owing have been paid in full and the Trustee has been furnished all certificates or opinions as may be required by the Trust Indenture Act for the release of Collateral.

            19. NOTICES, ETC. All notices and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices and other communications shall be in writing and addressed as follows:

            (a) if to any Pledgor, at the address set forth opposite its signature below;

            (b) if to the Collateral Agent, at:

                  United States Trust Company
                    of New York
                  114 West 47th Street
                  25th Floor
                  New York, NY  10036
                  Attention:  Corporate Trust Department

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            20. WAIVER; AMENDMENT. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Collateral Agent, provided that any provision of this Agreement may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by telecopy from the Collateral Agent.

            21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the Security Agreement and otherwise in writing in connection herewith or therewith.

            23. ADDITIONAL PLEDGORS. It is understood and agreed that no Subsidiaries of the Company exist on the date hereof. Any such Subsidiary established or created after the date hereof and that is required to execute a counterpart of this Agreement pursuant to the Indenture shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

            24. THE INDENTURE. In the performance of its duties and obligations hereunder the Collateral Agent shall be entitled to the benefits of Articles 7 and 10 of the Indenture.

                                   *  *  *

            IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:

19531 West 78th Street                    MENTUS MEDIA CORP.,
Eden Prairie, MN  55344                         as a Pledgor
Telephone No.:    (612) 944-7944
Telecopier No.:   (612) 943-4299
Attention:  Thomas J. Pugliese            By _____________________________
                                             Title:


                                          UNITED STATES TRUST COMPANY
                                            OF NEW YORK, as Collateral Agent


                                          By _____________________________
                                             Title:

                                                                    ANNEX A
                                                                       to
                                                                Pledge Agreement

                                                                    ANNEX B
                                                                       to
                                                                Pledge Agreement